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                                                                      Exhibit 5

                                                                 March 13, 1997

Duke Power Company
422 South Church Street
Charlotte, North Carolina 28242

                      Registration Statement on Form S-4
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Ladies and Gentlemen:

  I am Vice Chairman of the Board and General Counsel of Duke Power Company (the "Company"). This opinion is being furnished in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of shares (the "Shares") of common stock, without par value (the "Common Stock"), of the Company to be issued in connection with the merger of a wholly-owned subsidiary of the Company with PanEnergy Corp (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 (the "Merger Agreement").

  In connection with this opinion, I have examined the Registration Statement and the Joint Proxy Statement-Prospectus included therein, the Company's Articles of Incorporation, as in effect on the date hereof, the Company's By-Laws, as in effect on the date hereof, and certain of the Company's corporate proceedings as reflected in its minute books. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

  Based upon the foregoing, I am of the opinion that the Shares, when and to the extent issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

  I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me in the Registration Statement.

                                          Very truly yours,

                                          /s/ Steve C. Griffith, Jr.
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                                          Steve C. Griffith, Jr.